UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2014

ACTAVIS plc

(Exact Name of Registrant as Specified in Charter)

Ireland	000-55075	98-1114402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Grand Canal Square, Docklands

Dublin 2, Ireland

(Address of Principal Executive Offices)

(862) 261-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.02 Results of Operations and Financial Condition.

On February 20, 2014, Actavis plc (the “Company”) issued a press release reporting the financial results for the year and quarter ended December 31, 2013. A copy of the press release reporting the financial results of the Company is attached to this report as Exhibit 99.1 and incorporated herein by reference.

In its press release, the Company discloses items not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), or non-GAAP financial measures (as defined in Regulation G promulgated by the U. S. Securities and Exchange Commission) that exclude certain significant charges or credits that are important to an understanding of the Company’s ongoing operations. The Company believes that its inclusion of non-GAAP financial measures provides useful supplementary information to and facilitates analysis by investors in evaluating the Company’s performance and trends. The determination of significant charges or credits may not be comparable to similar measures used by other companies and may vary from period to period. The Company uses both GAAP financial measures and the disclosed non-GAAP financial measures internally to evaluate and manage the Company’s operations and to better understand its business. These non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Non-GAAP net income, non-GAAP earnings per share and adjusted EBITDA are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. We define non-GAAP net income as net income adjusted for amortization, acquisition and licensing charges, expenses associated with our operational excellence/global supply chain initiative (including accelerated depreciation charges associated therewith), legal settlements and certain special charges that are otherwise included in GAAP net income, including loss (gain) on asset sales/impairment, loss (gain) on security sales and impairment, loss on debt repurchases and income taxes. Non-GAAP earnings per share refers to non-GAAP net income divided by the number of diluted shares outstanding. We define adjusted EBITDA as GAAP net income plus interest expense, interest income, provision for income taxes, depreciation (including accelerated depreciation) and amortization, as further adjusted for global supply chain initiative, acquisition and licensing charges, non-cash impairment charges and asset sales, non-recurring (gains) losses and early retirement of debt, legal settlements and share-based compensation.

The Company believes a material weakness in internal control over financial reporting exists as of December 31, 2013, principally related to the international entities acquired as part of the Actavis Group in 2012. The material weakness relates to a deficiency in segregation of duties and related information technology general controls regarding user access and change management activities. The Company will report such material weakness in Item 9A of the Form 10-K. The material weakness will not impact the accuracy of the Company’s financial statements to be reported in its 2013 Form 10-K.

The information in this report (including the exhibits) is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

d. Exhibits:

99.1	Press Release of Actavis plc entitled “Actavis Net Revenue Increases 59% to $2.779 Billion in Fourth Quarter 2013; Non-GAAP EPS Increases 99% to $3.17” dated February 20, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 20, 2014		ACTAVIS plc

	By:	/s/ R. Todd Joyce
R. Todd Joyce
Chief Financial Officer - Global

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Actavis plc entitled “Actavis Net Revenue Increases 59% to $2.779 Billion in Fourth Quarter 2013; Non-GAAP EPS Increases 99% to $3.17” dated February 20, 2014.

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